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                              ANVIL HOLDINGS, INC.                    EXHIBIT 21
                         SUBISIDIARIES OF THE REGISTRANT

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
NAME OF CORPORATION                               JURISDICTION  OF INCORPORATION
-------------------                               ------------  ----------------



         Anvil Knitwear, Inc.                                 Delaware


                  Anvil (Czech), Inc.                         Delaware


                           Anvil s.r.o.                       Czech Republic


                  Cottontops, Inc.                            North Carolina


                  A.K.H., S.A.                                Honduras


                  Livna, Limitada                             El Salvador
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